Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

DigiAsia Bios Pte Ltd.,
Raffles Place, Singapore

We hereby consent to the use in this Registration Statement to Form F-1 of Stonebridge Acquisition Corporation of our report dated June 23, 2023 relating to the consolidated financial statements of DigiAsia Bios Pte Ltd., which appears in this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

 /s/ BDO India LLP

BDO INDIA LLP Mumbai, India March 31, 2024